Exhibit 4.2
FIRST AMENDMENT TO MASTER NOTE FACILITY

FIRST AMENDMENT TO MASTER NOTE FACILITY, dated as of February 14, 2012 (this “Amendment”), is among Henry Schein, Inc., a Delaware corporation (the “Company”), New York Life Investment Management LLC, a Delaware limited liability company (“New York Life”), as purchaser, and the other financial institution and other entities party hereto that constitute each of the holders of the Notes outstanding as of the date hereof (the “Holders”).

W I T N E S S E T H

WHEREAS, reference is made to that certain $150,000,000 Master Note Facility, dated as of August 9, 2010, by and among the Company and New York Life (as amended, restated, modified, or supplemented from time to time, the “Note Facility”);

WHEREAS, the Holders have purchased Notes under the Note Facility pursuant to which they have made extensions of credit to the Company;

WHEREAS, the Holders have requested the Note Facility be amended by this Amendment in order to provide (i) that offers to prepay the Notes upon the occurrence of a Change in Control or Control Event will be made with the Make-Whole Amount and (ii) for a cross default to other Material Indebtedness;

WHEREAS, the Company, New York Life and the Holders are willing to enter into such amendments subject and pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.   Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Facility.

SECTION 2.   Amendment to Section 8.6(d).  Section 8.6(d) of the Note Facility is hereby amended as of the Effective Date by deleting the final sentence in such Section and replacing it in its entirety with the following:  “A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.6 on or before such date shall be deemed to constitute an acceptance of such offer by such holder.”

SECTION 3.   Amendment to Section 8.6(e).   Section 8.6(e) of the Note Facility is hereby amended as of the Effective Date by inserting the following at the end of the first sentence thereof: “, plus the Make-Whole Amount with respect thereto”.

SECTION 4.   Amendment to Section 8.6(f).  Section 8.6(f) of the Note Facility is hereby amended as of the Effective Date by replacing such Section in its entirety with the following:

(f)           Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.6 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying:  (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.6; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) the estimated Make-Whole

Amount due in connection with such prepayment (calculated as if the date of such certificate were the date of the prepayment), setting forth the details of such computation; (vi) that the conditions of this Section 8.6 have been fulfilled; and (vii) in reasonable detail, the nature and date of the Change in Control.

SECTION 5.   Amendment to Section 8.6.  Section 8.6 of the Note Facility is hereby amended by adding the following as a new subsection (g) at the end of such Section:

(g)           Make-Whole Amount Calculation.    Two Business Days prior to the Proposed Prepayment Date, the Company shall deliver to each holder of Notes to be prepaid a certificate, executed by a Responsible Officer of the Company specifying the calculation of such Make-Whole Amount as of the Proposed Prepayment Date.

SECTION 6.   Amendment to Section 11.  Section 11(e) of the Note Facility is hereby amended as of the Effective Date by replacing such Section in its entirety with the following:

(e)           The Company or any Restricted Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or premium or make-whole amount or interest or fees on any Material Indebtedness beyond any period of grace provided with respect thereto; or an event or condition occurs that results in any Material Indebtedness (other than Indebtedness permitted under subsection 10.3(b)(vi)) becoming due (or one or more Persons are entitled to declare such Material Indebtedness to be due) prior to its scheduled maturity, or immediately and without satisfaction of any condition required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity (or one or more Persons shall have the right to require the Company or any Restricted Subsidiary to so prepay, repurchase, redeem or defease such Material Indebtedness); provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

SECTION 7.   Amendment to definition of “Make-Whole Amount” in Schedule A.    The definition of “Make-Whole Amount” in Schedule A of the Note Facility is hereby amended by deleting the reference to “Section 8.6” and replacing it with a reference to “Section 8.8”.

SECTION 8.   Amendment to definition of “Material Indebtedness” in Schedule A.    The definition of “Material Indebtedness” in Schedule A of the Note Facility is hereby amended by deleting the amount “$100,000,000” and inserting in lieu thereof the amount “$150,000,000”.

SECTION 9.   Conditions to Effectiveness of Amendment.  This Amendment shall become effective on the date (the “Effective Date”) on which (i) the Amendment has been duly executed by the parties hereto, (ii) New York Life and the Holders have received reimbursement or payment of their reasonable and documented out-of-pocket costs and expenses incurred in connection with the Amendment (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to New York Life and the Holders) and (iii) an opinion in form and substance reasonably satisfactory to the Holders from Proskauer Rose LLP, special counsel for the Company, covering such matters incident to the transactions contemplated hereby as the Holders may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Holders).

SECTION 10.   Representations and Warranties.  To induce New York Life and the Holders to enter into this Amendment, the Company hereby represents and warrants to New York Life and the Holders that:

(a)           The execution, delivery and performance by the Company of this Amendment (i) are within the Company’s requisite corporate or other applicable power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) will not violate any Requirement of Law or Contractual Obligation of the Company or any if its Subsidiaries, except for such violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (v) will not require any consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person with respect to the Company or any of its Restricted Subsidiaries except for such consents, authorizations, filings, notices or other acts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b)           This Amendment has been duly executed and delivered on behalf of the Company.  This Amendment constitutes or, upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

(c)           After giving effect to this Amendment and the replacement of Schedule 5.14 of the Note Facility with the updated schedule attached to the Request for Purchase, dated January 6, 2012, the representations and warranties contained in the Note Facility and the other Note Documents are true and correct in all material respects as of the Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

SECTION 11.   Effects on Note Facility.  Except as specifically amended herein, the Note Facility shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

SECTION 12.   GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 22.8 OF THE NOTE FACILITY AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

                            SECTION 13.   No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Facility or an accord and satisfaction in regard thereto.

SECTION 14.   Note Document.  This Amendment shall constitute a “Note Document” for all purposes of the Note Facility and the other Note Documents.

SECTION 15.   Amendments; Execution in Counterparts.  This Amendment shall not constitute an amendment of any other provision of the Note Facility not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the holders of the Notes or New York Life.  Except as expressly amended hereby, the provisions of the Note Facility are and shall remain in full force and effect.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                   HENRY SCHEIN, INC.,
                    as the Company

                   By: /s/ Ferdinand Jahnel
                   Name: Ferdinand Jahnel
                   Title: Vice President and Treasurer

                   NEW YORK LIFE INVESTMENT MANAGEMENT
                   LLC

                   By: /s/ Christopher H. Carey
                   Name: Christopher H. Carey
                   Title: Managing Director

                   NEW YORK LIFE INSURANCE COMPANY

                   By: /s/ Christopher H. Carey
                   Name: Christopher H. Carey
                   Title: Vice President

                   NEW YORK LIFE INSURANCE AND ANNUITY
                   CORPORATION

                   By: New York Life Investment Management LLC, its
                   Investment Manager

                   By: /s/ Christopher H. Carey
                   Name: Christopher H. Carey
                   Title: Managing Director

                   NEW YORK LIFE INSURANCE AND ANNUITY
                   CORPORATION INSTITUTIONALLY OWNED LIFE
                   INSURANCE SEPARATE ACCOUNT (BOLI 3)

                   By: New York Life Investment Management LLC, its
                   Investment Manager

                   By: /s/ Christopher H. Carey
                   Name: Christopher H. Carey
                   Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO MASTER NOTE FACILITY]

                   NEW YORK LIFE INSURANCE AND ANNUITY
                   CORPORATION INSTITUTIONALLY OWNED LIFE
                   INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

                   By: New York Life Investment Management LLC, its
                   Investment Manager

                   By: /s/ Christopher H. Carey
                   Name: Christopher H. Carey
                   Title: Managing Director

                   NEW YORK LIFE INSURANCE AND ANNUITY
                   CORPORATION INSTITUTIONALLY OWNED LIFE
                   INSURANCE SEPARATE ACCOUNT (BOLI 30C)

                   By: New York Life Investment Management LLC, its
                   Investment Manager

                   By: /s/ Christopher H. Carey
                   Name: Christopher H. Carey
                   Title: Managing Director

                   NEW YORK LIFE INSURANCE AND ANNUITY
                   CORPORATION INSTITUTIONALLY OWNED LIFE
                   INSURANCE SEPARATE ACCOUNT (BOLI 30D)

                   By: New York Life Investment Management LLC, its
                   Investment Manager

                   By: /s/ Christopher H. Carey
                   Name: Christopher H. Carey
                   Title: Managing Director

                   NEW YORK LIFE INSURANCE AND ANNUITY
                   CORPORATION INSTITUTIONALLY OWNED LIFE
                   INSURANCE SEPARATE ACCOUNT (BOLI 30E)

                   By: New York Life Investment Management LLC, its
                   Investment Manager

                   By: /s/ Christopher H. Carey
                   Name: Christopher H. Carey
                   Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO MASTER NOTE FACILITY]

                   FORETHOUGHT LIFE INSURANCE COMPANY

                   By: Prudential Private Placement Investors,
                   L.P. (as Investment Advisor)

                   By: Prudential Private Placement Investors, Inc.
                   (as its General Partner)

                   By: /s/ Eric R. Seward
                   Name: Eric R. Seward
                   Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO MASTER NOTE FACILITY]